As filed with the U.S. Securities and Exchange Commission on July 24, 2015

File No. 811-09036

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 63

UBS Relationship Funds

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

One North Wacker Drive

Chicago, Illinois  60606

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(312) 525-7100

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Mark F. Kemper, Esq.

UBS Global Asset Management (Americas) Inc.

One North Wacker Drive

Chicago, Illinois 60606

(NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)

Please Send Copy of Communications to:

Bruce G. Leto, Esq.

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, Pennsylvania 19103

This Amendment relates only to the UBS-HALO Emerging Markets Equity Relationship Fund series of the Registrant. No other information relating to any other series of the Registrant is amended or superseded hereby.

EXPLANATORY NOTE

This Amendment No. 63 (the “Amendment”) to the Registration Statement of UBS Relationship Funds (the “Registrant”) on Form N-1A (File No. 811-09036) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement Amendment No. 61 to the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 23, 2015 under the 1940 Act (Accession No. 0001104659-15-052840) (“Amendment No. 61”), as pertaining to the: (1) Part A of the UBS-HALO Emerging Markets Equity Relationship Fund series of the Registrant; and (2) Part B of the series of the Registrant only as it relates to the UBS-HALO Emerging Markets Equity Relationship Fund series of the Registrant. The Part B of the series of the Registrant only as it relates to the UBS-HALO Emerging Markets Equity Relationship Fund, as filed in Amendment No. 61, is incorporated herein by reference.

The shares of beneficial interest (“shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act.  This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The audited Financial Statements and the Report of Independent Auditors thereon of each series of the Registrant for the fiscal year ended December 31, 2014 (as filed with the Commission on March 9, 2015 (Accession Number 0001193125-15-083045)) contained in the Annual Report of the series of the Registrant, dated December 31, 2014, are incorporated herein by reference.

UBS Relationship Funds	Part A

UBS Relationship Funds
UBS-HALO Emerging Markets Equity
Relationship Fund (formerly, UBS Emerging
Markets Equity Relationship Fund)

Part A

July 24, 2015

UBS-HALO Emerging Markets Equity Relationship Fund (the “Fund”) issue beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.  The Fund is a series of UBS Relationship Funds (the “Trust”).

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Please find the UBS family of funds privacy notice on page A-28 of this Part A.

Please find the UBS Global Asset Management business continuity planning overview on page A-30 of this Part A.

Offeree No.

Investment objectives, principal strategies and principal risks

Investment objectives and goals

To maximize total return, consisting of capital appreciation and current income, while controlling risk.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities that are tied economically to emerging market countries.  Securities tied economically to emerging market countries include securities on which the return is derived from issuers in emerging market countries, such as total return swap contracts and total return swap index contracts.  The Fund may invest up to 20% of its net assets in certain types of fixed income securities, including higher risk, below investment grade securities.  The Fund will generally hold the stocks of between 20 to 40 issuers.  The Fund may invest in stocks of companies of any size.  The Fund may invest up to 40% of its net assets in any one country or sector.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities that are tied economically to emerging markets countries.

Where the Fund invests

The Fund intends to invest primarily in securities of issuers of at least three emerging market countries, as defined below, which may be located in Asia, Europe, Latin America, Africa and/or the Middle East.

What is an emerging market?

The Fund considers a country’s market to be an “emerging market” if it is defined as an emerging or developing economy by any of the International Bank for Reconstruction and Development (i.e., the World Bank), the International Finance Corporation or the United Nations or its authorities.  Additionally, the Fund, for purposes of their investments, may consider a country included in JP Morgan or MSCI emerging markets indices to be an emerging market country. The countries included in this definition will change over time.

What is an emerging market security?

A security issued by a government or other issuer that, in the opinion of the Fund’s investment advisor, has one or more of the following characteristics:

•                  The security’s principal trading market is an emerging market.

•                  At least 50% of the issuer’s (or the issuer’s parent company’s) revenue is generated from goods produced or sold, investments made, or services performed in emerging market countries.

•                  At least 50% of the issuer’s (or the issuer’s parent company’s) physical assets are located in emerging market countries.

•                  At least 50% of the issuer’s (or the issuer’s parent company’s) economic activities are in emerging market countries.

•                  The principal place of business of the issuer (or the issuer’s parent company) is an emerging market country.

In addition, an emerging market security includes derivative instruments on emerging market securities or indices.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor.  The Advisor employs a high alpha long opportunistic strategy, also known as the “UBS-HALO” strategy, which targets high alpha through a long-term opportunistic approach and aims to exploit current opportunities to the maximum. The Advisor’s investment style is singularly focused on investment fundamentals.  The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value.  The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value.  These price/value discrepancies are used as the building blocks for portfolio construction.

To implement this style, the Advisor purchases for the Fund those securities that appear to be underpriced relative to their fundamental values.  The Advisor attempts to identify and exploit discrepancies between market price and fundamental value by analyzing investment fundamentals that determine future cash flows.

The Fund may, but is not required to, use exchange-traded or over-the-counter (“OTC”) derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, or index, and may relate to stocks, bonds, interest rates, currencies or currency exchange rates, and related indexes. The derivatives in which the Fund may invest include options, futures, forward agreements, swap agreements (specifically, interest rate, total return and currency swaps), swaptions, and equity participation notes and equity linked notes.  All of these derivatives may be used for risk management purposes, such as hedging against a specific security or currency, or to manage or adjust the risk profile of the Fund. Further, the Fund may acquire and sell forward foreign currency exchange contracts in order to attempt to protect against uncertainty in the level of future foreign currency exchange rates in connection with the settlement of securities. In addition, all of the derivative instruments listed above may be used for investment (non-hedging) purposes to earn income; to enhance returns; to replace more traditional direct investments; to obtain exposure to certain markets; or to establish net short positions for individual markets.

In selecting individual securities for investment, the Advisor considers:

•                  A company’s potential cash generation

•                  Above average long-term earnings outlook

•                  Expected sustainable return on investments

•                  Expected sustainable growth rates

•                  Stock prices versus a company’s asset or franchise values

Principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a summary of the principal risks of the Fund.

Management risk—The risk that the investment strategies, techniques and risk analyses employed by the Advisor may not produce the desired results.

Market risk—The risk that the market value of the Fund’s investments may fluctuate, sometimes rapidly or unpredictably, as the stock and bond markets fluctuate. Market risk may affect a single issuer, industry, or sector of the economy, or it may affect the market as a whole.

Foreign investing risk—The value of the Fund’s investments in foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the US dollar. Investments in foreign government bonds involve special risks because the Fund may have limited legal recourse in the event of default.  Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of US issuers. These risks are greater for investments in emerging market issuers.  In addition, investments in emerging market issuers may decline in value because of unfavorable foreign government actions, greater risks of political instability or the absence of accurate information about emerging market issuers.

Limited capitalization risk—The risk that securities of smaller capitalization companies tend to be more volatile and less liquid than securities of larger capitalization companies.  This can have a disproportionate effect on the market price of smaller capitalization companies and affect the Fund’s ability to purchase or sell these securities.  In general, smaller capitalization companies are more vulnerable than larger companies to adverse business or economic developments and they may have more limited resources.

Interest rate risk—An increase in prevailing interest rates typically causes the value of fixed income securities to fall.  Changes in interest rates will likely affect the value of longer-duration fixed income securities more than shorter-duration securities and higher quality securities more than lower quality securities.  When interest rates are falling, some fixed income securities provide that the issuer may repay them earlier than the maturity date, and if this occurs the Fund may have to reinvest these repayments at lower interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates.

Credit risk—The risk that the Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to or guarantor of a derivative contract, is unable or unwilling to meet its financial obligations.  This risk is likely greater for lower quality investments than for investments that are higher quality.

Extension risk—When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.

High yield bond risk—The risk that the issuer of bonds with ratings of BB (Standard & Poor’s Financial Services LLC) or Ba (Moody’s Investors Service, Inc.) or below, or deemed of equivalent quality, will default or otherwise be unable to honor a financial obligation. These securities are considered to be predominately speculative with respect to an issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. Lower-quality bonds are more likely to be subject to an issuer’s default or downgrade than investment grade (higher-quality) bonds.

Illiquidity risk—The risk that investments cannot be readily sold at the desired time or price, and the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from taking advantage of other investment opportunities.  Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. Illiquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss. Illiquidity risk can be more pronounced in periods of market turmoil.

Derivatives risk—The value of “derivatives”—so called because their value “derives” from the value of an underlying asset, reference rate or index—may rise or fall more rapidly than other investments. It is possible for the Fund to lose more than the amount it invested in the derivative. The risks of investing in derivative instruments also include market risk, management risk and counterparty risk (which is the risk that a counterparty to a derivative contract is unable or unwilling to meet its financial obligations). Derivatives relating to fixed income markets are especially susceptible to interest rate risk and credit risk. In addition, many types of swaps and other non-exchange traded derivatives may be subject to liquidity risk, counterparty risk and mispricing or valuation complexity. These derivatives risks are different from, and may be greater than, the risks associated with investing directly in securities and other instruments.

Geographic concentration risk—The risk that if the Fund has most of its investments in a single country or sector, its portfolio will be more susceptible to factors adversely affecting issuers located in that country or sector than would a more geographically diverse portfolio of securities.

Leverage risk associated with financial instruments—The use of financial instruments to increase potential returns, including derivatives used for investment (non-hedging) purposes, may cause the Fund to be more volatile than if it had not been leveraged. The use of leverage may also accelerate the velocity of losses and can result in losses to the Fund that exceed the amount originally invested.

Investment advisor

UBS Global Asset Management (Americas) Inc. serves as the investment advisor to the Fund.

Portfolio managers

•                  Urs Antonioli, portfolio manager of the Fund since 2007.

•                  Manish Modi, portfolio manager of the Fund since 2008.

•                  Gabriel Csendes, portfolio manager of the Fund since 2007.

•                  Geoffrey Wong, portfolio manager of the Fund since 2007.

•                  Shou-Pin Choo, portfolio manager of the Fund since 2014.

Purchase and sale of Fund shares

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(a)(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  Each accredited investor that holds shares of the Fund is referred to in this prospectus as an “Investor.”  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.  Shares of the Fund may be purchased, exchanged or redeemed directly by eligible Investors on any business day the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after receipt of the order in proper form by the Trust by written request or, in some circumstances, by telephone.  The minimum initial purchase amount is $15,000,000.

Dividends, capital gains and taxes

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the board of trustees of the Trust (the “Board”).  The Fund is classified as a partnership for tax purposes, and each Investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits.

More about the Fund’s principal strategies

Performance benchmark

Morgan Stanley Capital International (“MSCI”) Emerging Markets Index (net).  The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets.  Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as its benchmark.

Equity securities

Equity securities in which the Fund may invest include common stock; shares of collective trusts, investment companies and other pooled funds; preferred stock; securities convertible into common stock, rights, warrants and options; sponsored or unsponsored depository receipts and depository shares, including American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts; securities sold in private placements; securities sold pursuant to Rule 144A; new issues, including initial and secondary public offerings; securities issued by real estate investment trusts (“REITs”) and REIT-like issuers, and companies that invest in real estate or interests therein.  The Fund may invest in issuers at all capitalization levels.

Fixed income securities

In selecting fixed income securities for the Fund’s portfolio, the Advisor looks for securities that provide both a high level of current income and the potential for capital appreciation due to a perceived or actual improvement in the creditworthiness of the issuer.  The Fund may invest in certain types of fixed income securities of issuers from all countries, including emerging markets.  These include:

•                  Fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries.

•                  Fixed income securities issued by government owned, controlled or sponsored entities located in emerging market countries.

•                  Fixed income securities issued by corporate issuers, banks and finance companies located in emerging market countries.

•                  Fixed income securities issued by supranational entities such as the World Bank.  (A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.)

Fixed income securities purchased by the Fund may be denominated or have coupons payable in any currency and may be of any maturity or duration.  The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, and auction rate features.  These fixed income securities may include, but are not limited to:

•                  bills, notes and bonds

•                  leveraged derivative securities

•                  convertible securities

•                  when-issued securities

•                  preferred stock and trust certificates

•                  repurchase and reverse repurchase agreements

The Fund may invest up to 20% of its net assets in US and non-US dollar denominated, fixed income securities that are higher risk, below investment grade securities rated by a nationally recognized statistical rating organization below its top four long-term rating categories or determined by the Advisor to be of comparable quality.  Below investment grade securities are commonly known as “junk bonds.”  The issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.  The prices of these securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.  Below investment grade securities may become illiquid and hard to value in down markets.

Management of currency exposure

The Fund’s allocation among different currencies will be similar to that of the country allocation of its benchmark index.  However, the Fund may actively depart from this normal currency allocation when, based on the Advisor’s research, the Fund’s asset allocation to a particular country deviates from that of its benchmark index.  As described below, the Fund may use derivatives to manage its currency exposure.

Derivative contracts

The Fund may, but is not required to, use derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, or index, and may relate to stocks, bonds, interest rates, currencies or currency exchange rates, and related indexes. Examples of derivative contracts are options, futures, forward agreements, swap agreements, swaptions, and equity participation notes and equity linked notes.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust.  The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Loans of portfolio securities

The Fund may lend its portfolio securities to generate additional income.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions.  The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities.  By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies.  Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance.  In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Exclusion of Advisor from commodity pool operator definition

With respect to the Fund, the Advisor has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the U.S. Commodity Futures Trading Commission (“CFTC”) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, the Advisor is relying upon a related exclusion from the definition of a commodity trading advisor under the CEA.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options, and swaps, as further described in the Fund’s Part B. Because the Advisor and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with its investment objective, to limit its investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, or the Fund, its investment strategies or this Part A.

More about risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a discussion of the risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Market risks of equity investments

•                  The stock markets where investments are principally traded may go down, or go down more than the US or other developed countries’ markets.

•                  An adverse event, such as negative press reports about a company may depress the value of the company’s stock.

•                  Securities of small capitalization companies present greater risks than securities of larger, more established companies.

Risks of fixed income investments

•                  Interest rates in emerging market countries may vary, or rates may move faster than in the US and other developed markets.  If interest rates rise, the prices of fixed income securities may fall.  Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates.  Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors including government policy, inflation expectations and supply and demand.  A substantial increase in interest rates may have an adverse impact on the liquidity of a security, especially those with longer maturities.  Changes in government monetary policy, including changes in tax policy or changes in a central bank’s implementation of specific policy goals, may have a substantial impact on interest rates.  There can be no guarantee that any particular government or central bank policy will be continued, discontinued or changed nor that any such policy will have the desired effect on interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates. This is known as interest rate risk.

•                  The issuer of a fixed income security may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy.  Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds.  This is known as credit risk.

•                  As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities.  When interest rates are rising, slower prepayments may extend the duration of the securities and may reduce their value. This is known as call or prepayment risk.

•                  When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected payments.  This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.  This is known as extension risk.

High yield bond risk

•                  The Fund’s investments in below investment grade securities may be considered speculative because they have a higher risk of default, tend to be less liquid, and may be more difficult to value.

•                  Changes in economic conditions or other circumstances may lead to a weakened capacity to make principal and interest payments.

•                  Issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.

•                  Prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.

•                  Below investment grade securities may become illiquid and hard to value in down markets.

Foreign investing risk

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•                  A decline in the value of foreign currencies relative to the US dollar.

•                  Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•                  Adverse governmental actions, such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•                  Political, diplomatic, or regional conflicts, terrorism or war, social and economic instability, and internal or external policies or economic sanctions limiting or restricting foreign investment, the movement of assets or other economic activity.

•                  Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

The risks described previously are more severe for securities of issuers in emerging market countries than for other foreign investments.

Currency risk

The risk that the changing value of a currency versus the US dollar may adversely affect the value of an investment.  A depreciation in an invested currency versus the US dollar typically causes the value of the investment to fall, while an appreciation in an invested currency versus the US dollar may cause the market value of the investment to rise.

Illiquidity risk

The risk that the Fund may have difficulty or may not be able to sell its investments.  Illiquidity may result from political, economic or issuer specific events; changes in a specific market’s size or structure, including the number of participants; or overall market disruptions.  When there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the security at all.  An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities.  Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. Illiquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss. Illiquidity risk can be more pronounced in periods of market turmoil.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using derivatives, the Fund might have been in a better position if the Fund had not entered into the derivatives. While some strategies involving derivatives can protect against the risk of loss, the use of derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). With respect to futures and certain swaps, there is a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of a futures commission merchant (“FCM”) with which the Fund has an open position in a futures or swaps contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty.  The Fund is also subject to the risk that the FCM could use the Fund’s assets to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Gains or losses involving some options, futures, and other derivatives may be substantial (for example, for some derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the derivatives). Some derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close out the derivatives) and interest rate risk (some derivatives are more sensitive to interest rate changes and market price fluctuations). The Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments. Finally, the regulation of swaps and other derivatives is a rapidly changing area of law and it is not possible to predict fully the effects of current or future regulation. It is possible that developments in government regulation of various types of derivatives may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy, and could adversely affect the Fund’s ability to achieve its investment objective. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

Geographic concentration risk

The risk that if the Fund has most of its investments in a single country or sector, its portfolio will be more susceptible to factors adversely affecting issuers located in that country or sector than would a more geographically diverse portfolio of securities.

Securities lending risk

Securities lending involves the lending of portfolio securities owned by the Fund to qualified broker-dealers and financial institutions who provide collateral to the Fund in connection with these loans. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series.  UBS Global Asset Management (Americas) Inc., a Delaware corporation with its principal business address at 1285 Avenue of the Americas, New York, NY 10019, is an investment advisor registered with the SEC.  As of December 31, 2014, the Advisor had approximately $152 billion in assets under management.  The Advisor is an indirect asset management subsidiary of UBS Group AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $668 billion in assets under management worldwide as of December 31, 2014.  UBS is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws.  With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets.  The Advisor does not receive any compensation under the Advisory Agreement.  The Advisor has agreed to cap the Fund’s total operating expenses at 0.50% of the Fund’s average net assets.  The Advisor may discontinue these expense limitations at any time.

A discussion regarding the basis for the Board’s approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

Urs Antonioli, Manish Modi, Gabriel Csendes, Geoffrey Wong and Shou-Pin Choo, are the portfolio managers for the Fund and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.  Decisions with respect to the management of the Fund ‘s portfolio are made on the recommendation of individual members of the Emerging Markets Equity Committee, and are approved by the Committee of which Messrs. Antonioli, Modi, Csendes, Wong and Choo are members. The Emerging Markets Equity Committee provides direct involvement and accountability for the specific researcher involved in decisions, tempered by the seasoned judgment of senior equity management.  The Committee members meet formally on a bi-weekly basis to discuss and review research and client portfolios and have responsibility for allocating the portfolio among the various managers and analysts and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies.  Mr. Antonioli is responsible for implementing the decisions made by the Emerging Markets Equity Committee.  Information about Messrs. Antonioli, Modi, Csendes, Wong and Choo is provided below.

Urs Antonioli is Head of Emerging Markets and Latin America Equities and a Managing Director at UBS Global Asset Management. Mr. Antonioli has been an investment professional with UBS AG since 1994.  Mr. Antonioli has been a portfolio manager of the Fund since 2007.

Manish Modi is a Global Emerging Markets and Asia Pacific Equities Portfolio Manager and an Executive Director at UBS Global Asset Management. Mr. Modi has been an investment professional with UBS Global Asset Management since 2004.  Mr. Modi has been a portfolio manager of the Fund since 2008.

Gabriel Csendes is a Portfolio Manager and Equities Investment Analyst and a Managing Director at UBS Global Asset Management. Mr. Csendes has been an investment professional with UBS Global Asset Management since 1999.  Mr. Csendes has been a portfolio manager of the Fund since 2007.

Geoffrey Wong is Head of Global Emerging Markets and Asia Pacific Equities and a Managing Director at UBS Global Asset Management. Mr. Wong has been an investment professional with UBS Global Asset Management since 1997.  Mr. Wong has been a portfolio manager of the Fund since 2007.

Shou-Pin Choo is a Global Emerging Markets and Asia Pacific Equities Portfolio Manager and Technology Sector Analyst, and an Executive Director at UBS Global Asset Management.  Mr. Choo

has been an investment professional with UBS Global Asset Management since 2000.  Mr. Choo has been a portfolio manager of the Fund since 2014.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov.   The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090.  Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568.  The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors.  Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, the Advisor will make available the Fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than 15 calendar days after month-end.  The Advisor may release the non-public portfolio holdings to an Investor, if (i) the Investor requests the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than certain third parties who monitor investor exposures and investment strategy or assist with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.  You should contact your relationship manager or financial adviser to request the non-public portfolio holdings and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes.  As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability.  Each Investor is required to take into account its proportionate share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund.  Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc., which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis.  A non-taxable return of capital represents a return of a portion of the Investor’s original investment in the Fund.  The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board.  A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund.  Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Derivatives

The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual Investors at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as part of its investment strategy.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return.  An audit may also result in an audit of nonpartnership items on an Investor’s tax return.  Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR.  Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit.  In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

Medicare tax

An additional 3.8% Medicare tax is imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the Investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of a Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by you on, and paid with, your federal income tax return.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate.  Certain categories of income, including portfolio interest, are not subject to US withholding tax.  Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.  If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors generally would be required to file US income tax returns and be subject to US income tax on a net basis.  Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Other reporting and withholding requirements

Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold at a 30% rate on certain US source payments (such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends) payable to an Investor if the Investor fails to provide the Fund with the information which identifies its direct and indirect US ownership. The withholding tax is required on payments made on or after July 1, 2014, except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2017. A Fund may disclose the information that it receives from an Investor to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA. Withholding also may be required if a foreign entity that is an Investor fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 24 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(a)(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the respective net asset value next determined after receipt of the order in proper form by the Trust.  The minimum initial purchase amount is $15,000,000.  In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified.  There is no sales load in connection with the purchase of shares.  The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies.  Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt.  Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time.  All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer.  Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss.  The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Transaction charges

Investors in the Fund are subject to a transaction charge upon redemption of the Fund’s shares equal to 0.75% of the net asset value of the redeemed shares.

Redemption requests for the Fund are paid at net asset value less the transaction charge.  The proceeds of the transaction charge are retained by the Fund to offset trading costs associated with redemptions.

Redemptions made in-kind with securities are not subject to the transaction charge.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share.  The Fund calculates net asset value on days that the NYSE is open.  The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time).  The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday.  The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value, when available, for its portfolio securities.  The Fund normally obtains market values for its investments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “evaluation” systems that derive values based on comparable investments.  A evaluation system incorporates parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the investments.  This may result in the investments being valued at a price different from the price that would have been determined had the evaluation method not been used.  Investments also may be valued based on appraisals derived from information concerning the investment or similar investments received from recognized dealers in those holdings.  Investments traded in the OTC market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Investments that are listed on US and foreign stock exchanges normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  In cases where investments are traded on more than one exchange, the investments are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular investment, that investment is valued at fair value determined in good faith by or under the direction of the Board.  This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

The Board has delegated to the UBS Global Asset Management Global Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings.  The types of investments for which such fair value pricing may be necessary include, but are not limited to: foreign investments under some circumstances, as discussed below, investments of an issuer that has entered into a restructuring; investments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and investments that are restricted as to transfer or resale.  The need to fair value the Fund’s portfolio investments may also result from low trading volume in foreign markets or thinly traded domestic investments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good faith determination of an investment’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the investments; and the evaluation of forces which influence the market in which the investments are purchased and sold. Valuing investments at fair value involves greater reliance on judgment than valuing investments that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  There can be no assurance that the Fund could obtain the fair value assigned to an investment if it were to sell the investment at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors. Foreign currency exchange rates are generally determined as of the close of the NYSE.

The Fund may invest in investments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value.  As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.  Certain investments in which the Fund invests are traded in markets that close before 4:00 p.m. Eastern time. Normally, developments that occur between the close of the foreign markets and 4:00 p.m. Eastern time will not be reflected in the Fund’s net asset value.  However, if the Fund determines that such developments are so significant that they will materially affect the value of the Fund’s investments, the

Fund may adjust the previous closing prices to reflect what the Board believes to be the fair value of these investments as of 4:00 p.m. Eastern time.

The Fund may use a systematic fair valuation model provided by an independent third party to value investments principally traded in foreign markets in order to adjust for possible stale pricing that may occur between the close of the foreign exchanges and the time for valuation. The systematic fair valuation model may use calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant American Depositary Receipts and futures contracts. If an investment is valued at a “fair value,” that value is likely to be different from the last quoted market price for the investment.

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with 60 days or less remaining to maturity, unless the Board determines that this does not represent fair value. Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company. Investments in non-registered investment companies are also valued at the daily net asset value. All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.

Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded. Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.

Swaps are marked-to-market daily based upon values from third-party vendors or quotations from market makers to the extent available and the change in value, if any, is recorded as an unrealized gain or loss in the Fund’s financial statements. In the event that market quotations are not readily available or deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange.  Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.  The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes.  The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine.  The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine.  As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, JP Morgan Chase Bank (“JP Morgan Chase”), fails to employ this and other appropriate procedures, the Fund or JP Morgan Chase may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust.  For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust.  Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange.  Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange.  Requests for telephone exchanges must be received by the transfer agent, JP Morgan Chase, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.  Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt.  Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge (except as noted below) on any business day the NYSE is open by furnishing a request to the Trust.  Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order.  Redemption requests for the Fund are paid at net asset value less a transaction charge equal to 0.75% of the net asset value of the redeemed shares.  Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.  In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form.  There is no charge for redemptions by wire.  Please note, however, that the Investor’s financial institution may impose a fee for wire service.  The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund. The securities included in a redemption in kind may include illiquid securities that may not be immediately saleable.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.”  Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares.  Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes.  These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”).  Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value.  In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value.  There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices.  One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board has adopted the following policies as a means to discourage, detect and prevent market timing.  The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer.  The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity.  Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades.  In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and their Investors.  If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund.  Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity.  Certain types of transactions will be exempt from the market timing prevention procedures.  These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”).  The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service.  Personal information, which is obtained from applications and other forms or correspondence submitted to the Funds, may include name(s), address, e-mail address, telephone number, date of birth, social security number or other tax identification number, bank account information, information about your transactions and experiences with the Funds, and any affiliation a client has with UBS Financial Services Inc. or its affiliates (“Personal Information”).

The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts.  These individuals are required to maintain and protect the confidentiality of Personal Information and to follow established procedures.  The Funds maintain physical, electronic and procedural safeguards to protect Personal Information and to comply with applicable laws and regulations.

The Funds may share Personal Information with their affiliates to facilitate the servicing of accounts and for other business purposes, or as otherwise required or permitted by applicable law.  The Funds may also share Personal Information with non-affiliated third parties that perform services for the Funds, such as vendors that provide data or transaction processing, computer software maintenance and development, and other administrative services.  When the Funds share Personal Information with a non-affiliated third party, they will do so pursuant to a contract that includes provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information.  In addition to sharing information with non-affiliated third parties to facilitate the servicing of accounts and for other business purposes, the Funds may disclose Personal Information to non-affiliated third parties as otherwise required or permitted by applicable law.  For example, the Funds may disclose Personal Information to credit bureaus or regulatory authorities to facilitate or comply with investigations; to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liabilities; or to respond to judicial or legal process, such as subpoena requests.

Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them (or affirmatively approve the use of Personal Information, if required by applicable law).  The Funds endeavor to keep their customer files complete and accurate.  The Funds should be notified if any Personal Information needs to be corrected or updated.  Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Global Asset Management, Americas Region

Business continuity planning overview

UBS Global Asset Management affiliates UBS Global Asset Management (US) and UBS Global Asset Management (Americas) protect information assets, processes, and customer data from unpredictable events through preparation and testing of a comprehensive business continuity capability.  This capability seeks recovery of the technology infrastructure and information, and prevention of the loss of company or customer information and transactions.  In the event of a crisis scenario, we will recover those functions deemed to be critical to our business and our clients, and strive to resume processing within predefined time frames following a disaster declaration (typically 4-6 hours).  Business continuity processes provide us the ability to continue critical business functions regardless of the type, scope, or duration of a localized event.  However, these processes are dependent upon various external resources beyond our control, such as regional telecommunications, transportation networks, and other public utilities.

Essential elements of the business continuity plan include:

•                  Crisis communication procedures — Action plans for coordinating essential communications for crisis management leaders, employees, and key business partners

•                  Information technology backup and recovery procedures — Comprehensive technology and data management plans designed to protect the integrity and speed the recovery of essential technology infrastructure and data

•                  Disaster recovery site — Alternative dedicated workspace, technology infrastructure, and systems support that is designed to be fully operational within 2-4 hours of a disaster declaration

•                  Testing regimen — The business continuity plan is reviewed on a quarterly basis and tested on an annual basis, including full activation of the disaster recovery facility. In addition, all IT application recovery plans are updated and tested annually.

UBS RELATIONSHIP FUNDS

PART C

OTHER INFORMATION

ITEM 28.              EXHIBITS.

(a)                                 Articles of Incorporation.

(1)                                 Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended and restated on May 20, 1996 and April 23, 2003 (the “Declaration”) is incorporated herein by reference to Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A (File No. 811-9036) (the “Registration Statement”) as filed electronically with the SEC on April 29, 2003.

(i)                                     Amended Exhibit A as of March 3, 2011 to the Amended and Restated Declaration of Trust is incorporated herein by reference to Post-Effective Amendment No. 44 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2011.

(ii)                                  Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(2)                                 Certificate of Trust as filed with the Secretary of State of the State of Delaware on August 16, 1994 is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(i)                                     Amendment to Certificate of Trust filed April 24, 1995 is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(ii)                                  Amendment to the Certificate of Trust effective April 8, 2002 is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(b)                                 By-laws.

(1)                                 By-Laws dated August 22, 1994 are incorporated herein by reference to

Post-Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

(i)                                     Certificate of Vice President and Assistant Secretary dated July 1, 2002 amending the By-Laws is incorporated herein by reference to Post-Effective Amendment No. 21 to the Registrant’s Registration Statement as filed electronically with the SEC on July 3, 2002.

(ii)                                  Amendment effective as of April 25, 2002 to the Trust’s By-Laws is incorporated herein by reference to Post-Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

(iii)                               Certificate of Vice President and Assistant Secretary dated April 23, 2008 amending the By-Laws is incorporated herein by reference to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(c)                                  Instruments Defining Rights of Security Holders.

The rights of security holders of the Trust are further defined in the following sections of the Trust’s By-laws and Declaration:

(1)                                 By-laws

See Article I - “Meetings of Holders Article VI, “Interest”.

(2)                                 Declaration of Trust

See Article III - “Powers of Trustees”

See Article V - “Limitations of Liability”

See Article VI - “Units in the Trust”

See Article IX - “Holders”

See Article VIII - “Determination of Book Capital Account Balance, Net Income and Distributions”.

(d)                                 Investment Advisory Contracts.

(1)                                 Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. on behalf of the Brinson Global Securities Fund, Brinson Short-Term Fund, Brinson Post-Venture Fund, Brinson High Yield Fund, Brinson Emerging Markets Equity Fund and Brinson Emerging Markets Debt Fund is incorporated herein by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

(i)                                     Amendment No. 1 dated June 26, 1997 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Equity Fund, Brinson U.S. Large Capitalization Equity Fund, Brinson U.S. Intermediate Capitalization Equity Fund, Brinson EXDEX(R) Fund, Brinson Non-U.S. Equity Fund, Brinson Bond Plus Fund, Brinson U.S. Bond Fund and Brinson U.S. Short/Intermediate Fixed Income Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(ii)                                  Amendment No. 2 dated January 27, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Cash Management Prime Fund and Brinson Global Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(iii)                               Amendment No. 3 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Large Capitalization Value Equity Fund and the Brinson Global Bond Fund and the elimination of the Brinson Short-Term Fund and the Brinson Global Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(iv)                              Amendment No. 4 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson Short-Term Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(v)                                 Amendment No. 5 dated February 28, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the (i) Brinson U.S. Treasury Inflation Protected Securities Fund, (ii) Brinson Defensive High Yield Fund and (iii) Brinson Limited Duration Fund; (iv) the elimination of the Brinson EXDEX(R) Fund; (v) the name change of the Brinson Post-Venture Fund to the Brinson U.S. Small Capitalization Equity Fund; and (vi) the name change of the Brinson U.S. Large Capitalization Value Equity Fund to the Brinson U.S. Value Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 15 to the Registrant’s Registration Statement as filed electronically with the SEC on October 30, 2000.

(vi)                              Amendment No. 6 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the name change of the Brinson Global (Ex-U.S.) Equity Fund to the Brinson International Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(vii)                           Amendment No. 7 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the deletion of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post-Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(viii)                        Amendment No. 8 dated December 13, 2001 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting (i) the name change of the Brinson Limited Duration Fund to the Brinson Enhanced Yield Fund and (ii) the name change of the Brinson U.S. Short/Intermediate Fixed Income Fund to the Brinson Short Duration Fund is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(ix)                              Amendment No. 9 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson Global Securities Fund to the UBS Global Securities Relationship Fund, (ii) the Brinson U.S. Small Capitalization Equity Fund to the UBS U.S. Small Cap Equity Relationship Fund, (iii) the Brinson Emerging Markets Equity Fund to the UBS Emerging Markets Equity Relationship Fund, (iv) the Brinson Emerging Markets Debt Fund to the UBS Emerging Markets Debt Relationship Fund, (v) the Brinson U.S. Equity Fund to the UBS U.S. Equity Relationship Fund, (vi) the Brinson U.S. Cash Management Prime Fund to the UBS U.S. Cash Management Prime Relationship Fund, (vii) the Brinson U.S. Value Equity Fund

to the UBS U.S. Value Equity Relationship Fund, (viii) the Brinson International Equity Fund to the UBS International Equity Relationship Fund, (ix) the Brinson Short-Term Fund to the UBS Short-Term Relationship Fund, (x) the Brinson U.S. Large Capitalization Equity Fund to the UBS U.S. Large Cap Equity Relationship Fund, (xi) the Brinson U.S. Bond Fund to the UBS U.S. Bond Relationship Fund, (xii) the Brinson Global Bond Fund to the UBS Global Bond Relationship Fund, (xiii) the Brinson U.S. Intermediate Capitalization Equity Fund to the UBS U.S. Intermediate Cap Equity Relationship Fund, (xiv) the Brinson Bond Plus Fund to the UBS U.S. Core Plus Relationship Fund, (xv) the Brinson Short Duration Fund to the UBS Short Duration Relationship Fund, (xvi) the Brinson Enhanced Yield Fund to the UBS Enhanced Yield Relationship Fund, (xvii) the Brinson U.S. Treasury Inflation Protected Securities Fund to the UBS U.S. Treasury Inflation Protected Securities Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(x)                                 Amendment No. 10 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of the UBS U.S. Equity Relationship Fund to the UBS U.S. Large Cap Equity Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(2)                                 Investment Advisory Agreement dated October 30, 2000 between Registrant and Brinson Partners, Inc. on behalf of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post-Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(i)                                     Amendment No. 1 dated May 21, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Securitized Mortgage Fund is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(ii)                                  Amendment No. 2 dated August 28, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the DSI Enhanced S&P 500 Fund is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(iii)                               Amendment No. 3 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson High Yield Fund to the UBS High Yield Relationship Fund, (ii) the Brinson Defensive High Yield Fund to the UBS Defensive High Yield Relationship Fund, (iii) the Brinson Securitized Mortgage Fund to the UBS U.S. Securitized Mortgage Relationship Fund, and (iv) DSI Enhanced S&P 500 Fund to the DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(iv)                              Amendment No. 4 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(v)                                 Amendment No. 5 dated April 28, 2006 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the UBS Defensive High Yield Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(3)                                 Investment Advisory Agreement, dated July 1, 2002, between the Registrant and UBS Global Asset Management (Americas) Inc. on behalf of UBS Global Securities Relationship Fund, UBS Global Bond Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund, UBS U.S. Intermediate Cap Relationship Fund, UBS U.S. Value Equity Relationship Fund, UBS U.S. Small Cap Equity Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Short Duration Relationship Fund, UBS Enhanced Yield Relationship Fund,

UBS U.S. Treasury Inflation Protected Securities Relationship Fund, UBS Short-Term Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, and UBS Opportunistic High Yield Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(i)                                     Amendment No. 1 dated August 19, 2002 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the name change of the UBS Global Bond Relationship Fund to the UBS Global Aggregate Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

(ii)                                  Amendment No. 2 dated April 29, 2003 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of the UBS Corporate Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(iii)                               Amendment No. 3 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of the UBS All Country World Ex US Equity Relationship Fund and the re-designation of (i) the UBS U.S. Large Cap Equity Relationship Fund to the UBS Large-Cap Select Equity Relationship Fund; (ii) the UBS U.S. Small Cap Equity Relationship Fund to the UBS Small-Cap Equity Relationship Fund; and (iii) the UBS U.S. Value Equity Relationship Fund to the UBS U.S. Large-Cap Value Equity Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(iv)                              Amendment No. 4 dated May 2, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Absolute Return Bond Relationship Fund; (ii) the UBS Emerging Markets Equity Completion Relationship Fund; (iii) the UBS U.S. Small-Mid Cap Core Relationship Fund; (iv) the UBS U.S. Small-Mid Cap Growth

Relationship Fund; and (v) the UBS U.S. Equity Long/Short Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(v)                                 Amendment No. 5 dated November 3, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Global Equity Relationship Fund; (ii) the UBS U.S. Smaller Cap Equity Completion Relationship Fund; (iii) the UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund; (iv) the UBS U.S. Large Cap Growth Equity Relationship Fund; and (v) the UBS U.S. Large-Cap Select Growth Equity Relationship Fund and the re-designation of (i) the UBS U.S. Small-Mid Cap Growth Relationship Fund to the UBS U.S. Small-Mid Cap Growth Equity Relationship Fund; and (ii) the UBS U.S. Equity Long/Short Relationship Fund to the UBS U.S. Equity Alpha Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(vi)                              Amendment No. 6 dated December 6, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of UBS Absolute Return Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(vii)                           Amendment No. 7 dated April 28, 2006 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the re-designation of (i) the UBS Absolute Return Bond Relationship Fund to the UBS Absolute Return Investment Grade Bond Relationship Fund and the addition of (i) the UBS Absolute Return Bond Relationship Fund; and (ii) the UBS Global (ex-US) Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(viii)                        Amendment No. 8 dated July 1, 2002 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) UBS Opportunistic Loan Relationship Fund and (ii) UBS U.S. Equity Alpha Value Relationship Fund is

incorporated herein by reference to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(ix)                              Amendment No. 9 dated April 29, 2009 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of UBS Global (ex-U.S.) All Cap Growth Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 36 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2009.

(e)                                  Underwriting Contracts.

Not applicable.

(f)                                   Bonus or Profit Sharing Contracts.

Not applicable.

(g)                                  Custodian Agreements.

(1)                                 Global Custody Agreement between the Registrant and JPMorgan Chase Bank, National Association is incorporated herein by reference to Post-Effective Amendment No. 53 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2013.

(i)                                     Addendum to Global Custody Agreement between the Registrant and JPMorgan Chase Bank, National Association, dated August 5, 2014, is incorporated herein by reference to Post-Effective Amendment No. 58 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2015.

(h)                                 Other Material Contracts.

(1)                                 Fund Services Agreement between the Registrant and JPMorgan Chase Bank, N.A. is incorporated herein by reference to Post-Effective Amendment No. 53 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2013.

Not applicable.

(i)                                     Legal Opinion.

Not applicable.

(j)                                    Other Opinions.

(1)                                 Certificate of the Assistant Secretary of the Registrant regarding authorization of the Principle Executive Officer to sign Registration Statements and approval of power of attorney, dated April 30, 2013, is incorporated herein by reference to Post-Effective Amendment No. 53 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2013.

(k)                                 Omitted Financial Statements.

Not applicable.

(l)                                     Initial Capital Agreements.

Not applicable.

(m)                             Rule 12b-1 Plan.

Not applicable.

(n)                                 Rule 18f-3 Plan.

Not applicable.

(o)                                 Reserved

(p)                                 Codes of Ethics.

(1)                                 Joint Code of Ethics of the Registrant and investment adviser is incorporated herein by reference to Post-Effective Amendment No. 53 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2013.

(q)                                 Powers of Attorney.

(1)                                 Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Stephen Fleischer, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell as attorneys-in-fact and agents to Walter E. Auch, Frank K. Reilly, Edward M. Roob, Adela Cepeda, J. Mikesell Thomas, Thomas Disbrow and Kai Sotorp is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(2)                                 Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell as attorneys-in-fact and agents to Abbie J. Smith and John J. Murphy is incorporated herein by reference to Post-Effective Amendment No. 36 to the

Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2009.

(3)                                 Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Creswell as attorneys-in-fact and agents to Mark E. Carver is incorporated herein by reference to Post-Effective Amendment No. 40 to the Registrant’s Registration Statement as filed electronically with the SEC on June 30, 2010.

ITEM 29.                                           PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

None.

ITEM 30.                                           INDEMNIFICATION.

As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), indemnification provisions for each of the Registrant’s Trustees, officers, employees, agents and persons who serve at the Trust’s request as directors, officers or trustees of other organizations in which the Trust has any interest as a shareholder, creditor or otherwise are set forth in Article V, Sections 5.2 and 5.3 of the Registrant’s Declaration as amended and restated on April 23, 2003. (included in Item 23(a)(1) above).

Pursuant to Article V, Section 5.2 of the Registrant’s Declaration, the Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) and the tax matters partner (“TMP”) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him, her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he, she or it may be involved or with which he, she or it may be threatened, while in office or thereafter, by reason of his, her or its being or having been such a Trustee, officer, employee, agent or TMP, except with respect to any matter as to which he, she or it shall have been adjudicated to have acted in bad faith, with willful misfeasance, gross negligence or reckless disregard of his, her or its duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in conduct involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he, she or it did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees.  The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he, she or it may be otherwise entitled except out of the Trust Property.  The Trustees may make advance payments in connection with indemnification under this Section 5.2, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he, she or it is not entitled to such indemnification.

Pursuant to Article V, Section 5.3 of the Registrant’s Declaration, no Holder shall be liable for any liabilities or obligations of the Trust.  To the extent assets are available in the Trust, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his or her being or having been a Holder and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; and provided, further, that no Holder shall be entitled to indemnification by any series established in accordance with Section 9.8 unless such Holder is a Holder of Units of such series.  The rights accruing to a Holder under this Section 5.3 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein.

“Director and Officer” liability policies purchased by the Registrant insure the Registrant’s Trustees and officers, subject to the policies’ coverage limits, exclusions and deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

The Registrant hereby undertakes that it will apply the indemnification provision of the Declaration, in a manner consistent with Release 11,330 of the SEC under the 1940 Act, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

ITEM 31.                                           BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

UBS Global Asset Management (Americas) Inc. provides investment advisory service for a variety of individuals and institutions. It presently provides investment advisory services to three other investment companies.

For information as to any other business, profession, vocation or employment of a substantial nature in which the Registrant’s investment advisor, UBS Global Asset Management (Americas) Inc., and each director or officer of the Registrant’s investment advisor is or has been engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee within the last two fiscal years, reference is made to the Form ADV (File #801-34910) filed by it under the Investment Advisers Act of 1940, as amended.

ITEM 32.                                           PRINCIPAL UNDERWRITERS.

Not Applicable.

ITEM 33.                                           LOCATION OF ACCOUNTS AND RECORDS.

All records described in Section 31(a) [15 U.S.C. 80a-30(a)] and the rules under that section, are maintained by the Registrant’s investment advisor, UBS Global Asset Management (Americas)

Inc., 1285 Avenue of the Americas, New York, NY 10019, except for those maintained by the Registrant’s Custodian, JPMorgan Chase Bank (“Chase”), One Beacon Street, Boston, Massachusetts 02108.

Chase provides general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Registrant, including the coordination and monitoring of any third party service providers and maintains all such records relating to these services.

ITEM 34.                                           MANAGEMENT SERVICES.

The Registrant is not a party to any management-related service contracts not discussed in Part A or Part B.

ITEM 35.                                           UNDERTAKINGS.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York, on the 24th day of July 2015.

UBS RELATIONSHIP FUNDS

By:	/s/ Tammie Lee
Tammie Lee
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibits	Exhibit No.